Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 12, 2025, between COINBASE GLOBAL, INC., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as August 8, 2025 (the “Indenture”), pursuant to which the Company issued its 0% Convertible Senior Notes due 2032 (the “Notes”);

WHEREAS, on or around December 15, 2025, the Company expects to convert from a corporation organized under the laws of the State of Delaware into a corporation organized under the laws of the State of Texas (the “Texas Corporation” and such transaction, the “Reincorporation”);

WHEREAS, pursuant to the Reincorporation, each share of Common Stock (as defined in the Indenture) of the Company will convert into one share of Class A common stock, par value $0.00001 per share, of the Texas Corporation (the “Texas Corporation Common Stock”);

WHEREAS, the Reincorporation will constitute a Common Stock Change Event pursuant to the Indenture;

WHEREAS, pursuant to Section 5.09 of the Indenture, at or before the effective time of a Common Stock Change Event, the Company is required to execute and deliver to the Trustee a supplemental indenture that will (i) provide for subsequent conversions of Notes in the manner set forth in Section 5.09 of the Indenture, (ii) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) of the Indenture in a manner consistent with Section 5.09 of the Indenture, and (iii) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of Section 5.09(A) of the Indenture;

WHEREAS, Section 8.01(F) of the Indenture provides that the Company and the Trustee may enter into any supplemental indenture without the consent of any Holder pursuant to, and in accordance with Section 5.09 of the Indenture, in connection with any Common Stock Change Event; and

WHEREAS, all conditions for the execution and delivery of this Supplemental Indenture have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders:

ARTICLE 1
Definitions

Section 1.01.      General. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

Section 1.02.      Unit of Reference Property. “Reference Property Unit” shall mean one share of Texas Corporation Common Stock.

ARTICLE 2
Effect of Reincorporation

Section 2.01.     Conversion Right. Pursuant to Section 5.09 of the Indenture, as a result of the Reincorporation:

(a)from and after the effective time of the Reincorporation, (i) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in Article 5 of the Indenture (or in any related definitions) were instead a reference to the same number of Reference Property Units; (ii) for purposes of Section 4.03 of the Indenture, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (iii) references to “Common Stock” will be deemed to mean the Texas Corporation Common Stock and references to “Class B Common Stock” will be deemed to mean the Class B Common Stock, par value $0.00001 per share, of the Texas Corporation; and

(b)the provisions of the Indenture, as modified herein shall continue to apply, mutatis mutandis, to the Holders’ right to convert each Note into the Reference Property.

Section 2.02.     Anti-Dilution Adjustments. For the avoidance of doubt, immediately following the Reincorporation, the Conversion Rate shall remain subject to adjustments as set forth in the Indenture.

ARTICLE 3
Miscellaneous Provisions

Section 3.01.      Effectiveness; Construction. This Supplemental Indenture shall become effective immediately upon the effectiveness of the Reincorporation. Upon such effectiveness, the Indenture shall be supplemented in accordance herewith. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 3.02.      Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 3.03.      Trustee Matters. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.04.      No Third-Party Beneficiaries. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties to the Indenture, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors under the Indenture or the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented hereby.

Section 3.05.      Severability. If any provision of this Supplemental Indenture is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Supplemental Indenture will not in any way be affected or impaired thereby.

Section 3.06.      Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of this Supplemental Indenture.

Section 3.07.      Successors. All agreements of the Company in this Supplemental Indenture will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 3.08.      Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPLEMENTAL INDENTURE
Section 3.09.      Counterpart Signatures. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

COINBASE GLOBAL, INC.

/s/ Alesia Haas
Name: Alesia Haas
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture (0% Convertible Senior Notes due 2032)]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to Supplemental Indenture (0% Convertible Senior Notes due 2032)]